EXHIBIT 99.1
Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Media Contact: Cynthia Baerman
Graphic Packaging Holding Company
770-240-7222

Graphic Packaging Holding Company Completes Acquisitions of Contego Packaging Holdings, Ltd.
and A&R Carton Holding B.V.

ATLANTA, GA, January 2, 2013. Graphic Packaging Holding Company (NYSE: GPK), a leading provider of packaging solutions to food, beverage and other consumer products companies, today announced that it has completed the previously announced acquisitions of Contego Packaging Holdings, Ltd., a leading food and consumer products packaging company based in the United Kingdom, and A&R Carton Holding B.V., which is A&R's European beer and beverage packaging business.

The combination of Graphic Packaging's European packaging business with these two acquisitions will create one of Europe's largest folding carton businesses. The two acquisitions will provide state of the art web and sheet-fed converting assets creating a manufacturing platform in Europe similar to Graphic Packaging's U.S. operations.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to those regarding the effect of the acquisition on the Company's competitive position, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the Company's ability to successfully integrate the acquisition and achieve synergies. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft, coated-recycled boxboard multi-wall bag and specialty packaging. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.